UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): May 31, 2006
MEADOWBROOK INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	38-2626206
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation)
1-14094
(Commission File Number)

26255 American Drive
Southfield, Michigan	48034
(Address of Principal	(Zip Code)
Executive Offices)
(248) 358-1100
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
Executive Nonqualified Excess Plan
Executive Nonqualified Excess Plan Adoption Agreement

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On May 1, 2006, the Company adopted an Executive Nonqualified Excess Plan (the “Plan”). The Plan is intended to be a nonqualified deferred compensation plan that will comply with the provisions of Section 409A of the Internal Revenue Code. Upon execution of an Adoption Agreement, the Company has adopted the Plan to provide a means by which certain key management employees may elect to defer receipt of current compensation from the Company in order to provide retirement and other benefits, as selected in the Adoption Agreement. The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation benefits for certain key management employees. The Plan and the Adoption Agreement are attached hereto as exhibits and are incorporated herein by reference.
In connection with the Plan, the Company will establish a Rabbi Trust to hold the assets under the Plan. The Company intends to file the Trust Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
a.	None.

b.	None.

c.	None.

d.	Exhibits
10.1	Executive Nonqualified Excess Plan, Plan Document, effective May 1, 2006.

10.2	Executive Nonqualified Excess Plan Adoption Agreement.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2006	MEADOWBROOK INSURANCE GROUP, INC.
(Registrant)

	By:	/s/ Karen M. Spaun

Karen M. Spaun, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description
10.1	Executive Nonqualified Excess Plan, Plan Document, effective May 1, 2006.

10.2	Executive Nonqualified Excess Plan Adoption Agreement.